Exhibit (h) (iii) under Form N-1A
                                           Exhibit 10 under Item 601/Reg.S-K


                                 EXHIBIT D
                                   to the
                       Shareholder Services Agreement

                                 CCMI Funds

                               CCMI Bond Fund


      This Shareholder Services Agreement is adopted by CCMI Funds with respect to the class(es) of the Trust set forth above.

      In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Administrative Services will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the CCMI Bond Fund held during the month.

      Witness the due execution hereof this 1st day of March, 2002


                                    CCMI Funds


                                    By:  /s/ Beth S. Broderick
                                       --------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President